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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              NEW COMMERCE BANCORP
             (Exact name of Registrant as Specified in Its Charter)



           South Carolina                                                          58-2403844
(State of incorporation or organization)                               (IRS Employer Identification No.)
      One Five Forks Plaza Court                                                   29609
     Simpsonville, South Carolina
(Address of principal executive offices)                                          (Zip Code)

If this form relates to the registration of a class of             If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act           securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),            Act and is effective pursuant to General Instruction
please check the following box.  |_|                               A.(d), please check the following box.  |X|

                Securities Act registration statement file number
                     to which this form relates: 333-70589

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of New Commerce BanCorp, a South Carolina corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 14, 1999, as amended on January 29, 1999, as amended on March 3, 1999, and March 19, 1999, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

Exhibit
  No.             Description
  ---             -----------
3.1               Articles of Incorporation (incorporated by reference to
                  Exhibit 3.1 of Registration Statement on Form SB-2,
                  Registration No. 333-70589).

3.2               Bylaws (incorporated by reference to Exhibit 3.2 of
                  Registration Statement on Form SB-2, Registration No.
                  333-70589).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 2 to the Registration
                  Statement on Form SB-2, Registration No. 333-70589).

4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form
                  SB-2 Registration Statement File No. 333-70589).



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             NEW COMMERCE BANCORP
                                             (Registrant)



                                             By:      /s/ James D. Stewart
                                                --------------------------------
                                                James D. Stewart, President


Date:     May 13, 1999
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